Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

UNDER 17 C.F.R §§ 200.80(b)4, AND 240.24b-2

Execution Copy

FIRST AMENDMENT

TO COLLABORATION RESEARCH AND LICENSE AGREEMENT

THIS FIRST AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT (the “Amendment”) is made and entered into effective as of July 27, 2010 (the “First Amendment Effective Date”) by and between Bristol-Myers Squibb Company, a Delaware corporation (“BMS”) and Isis Pharmaceuticals, Inc., a Delaware Corporation (“Isis”).

WHEREAS, BMS and Isis entered into a Collaboration and License Agreement effective May 8, 2007 (the “Collaboration Agreement”) relating to the discovery, development and commercialization of ASOs targeting PCSK9;

WHEREAS, the initial 3-year Research Term for the conduct of the Research Program under the Collaboration Agreement ended May 8, 2010; and

WHEREAS, the Parties now desire to amend the Collaboration Agreement to extend the Research Term for the continuation of the Research Program in accordance with and subject to the Collaboration Agreement as amended by this Amendment.

NOW, THEREFORE in consideration of the foregoing and the mutual covenants herein contained, the Parties do hereby agree as follows.

1.             Definitions.  The terms in this Amendment with initial letters capitalized shall have the meaning set forth in this Amendment and if not defined in this Amendment shall have the meaning set forth in the Collaboration Agreement.  Unless stated otherwise, reference to a Section refers to that Section in the Collaboration Agreement.

2.             Extension of the Research Program.  The initial Research Term under the Collaboration ended May 8, 2010.  The Parties now desire to extend the Research Term (and the Research Term is hereby extended) to continue from May 8, 2010 for an additional period ending June 30, 2012 (such period being the “Extended Research Term”).  BMS shall have the option to extend the Research Term for [***] additional [***] after such 2-year period in accordance with the provisions of Sections 3.2.1 and 3.2.2 as applied to such BMS option to extend the Research Term.  The Research Program to be carried out during the Extended Research Term is referred to herein as the “Extended Research Program”).

3.             Research Plan for Extended Research Program.  The Research Plan for the Extended Research Program is attached hereto as Attachment A.

4.             FTE Funding and Research Program Cost Payments by BMS for Conduct of Extended Research Program.  BMS shall fund the number of Isis FTEs as set forth in Attachment A hereto for the conduct of the Extended Research Program.  Such FTE funding payments shall be made in accordance with Section 3.5.2 of the Collaboration Agreement, except that the first such payment which is for the 3rd Calendar Quarter of 2010 (for [***] Isis FTEs) shall be made within 30 days following the Amendment Effective Date.  The budget for the Research Program Costs for the Extended Research Program are set forth in Attachment A hereto.  The FTE Rate during the Extended Research Term shall be $[***] per FTE per year (i.e., without further adjustment).

5.             Success Compound.  It is the objective of the Extended Research Program to identify one or more Success Compounds.  “Success Compound” means a Compound identified during the Extended Research Program either (i) meeting both the Success Criteria and the [***] Criteria as reasonably determined by BMS or (ii) for which [***] has been initiated by BMS using [***] in accordance with [***] of the Collaboration Agreement.  “Success Criteria” has the meaning set forth in Attachment A hereto.  BMS shall act in good faith in its reasonable determination as to whether a Compound meets the Success Criteria.

6.             [***].  “[***] Criteria” means a Compound which is or would be expected to be [***]) by a [***] during the Extended Research Term and which would be expected to have [***]).  In order to meet the [***] Criteria a Compound must:

(1) [***]), and

(2) demonstrate in pre-clinical studies [***].  For clarity, a Compound having a [***], will satisfy the condition set forth in the foregoing clause (2).

If Isis disputes BMS’ determination that a Compound has not met the [***] Criteria, Isis will provide BMS written notice thereof, and, notwithstanding Section 13.4 of the Agreement, the Parties will promptly refer the dispute to a mutually agreed [***] expert for resolution, and the determination by such expert will be binding on the Parties.

7.             Additional Milestone Payments for First Success Compound.  The following milestone payments would be payable by BMS for the first Success Compound to achieve the milestone:

$[***]	[***]);

$[***]	[***];

$[***]	[***].

The milestone payments set forth above shall be payable by BMS within 60 days following the achievement of such milestone event (subject to Section 8 below).

For clarity, in addition to the milestones set forth above, Compounds (including without limitation any Success Compound(s)) resulting from the Extended Research Program will be subject to the milestone and royalty obligations (under Article 5 of the Collaboration Agreement), and other terms and conditions, as set forth in the Collaboration Agreement.

8.             Termination.

8.1           BMS Right to Terminate Agreement at Time First Compound First Demonstrated to be Success Compound.  At the time that the first Compound is demonstrated to achieve the Success Milestone, BMS shall have the right to elect to pay the Success Milestone payment (as set forth in Section 7 above) with the Collaboration Agreement continuing in effect in accordance with its terms as amended by this Amendment, or alternatively, BMS may elect at its discretion to terminate the Collaboration Agreement in its entirety by providing Isis with written notice of such termination within [***] days following such first achievement of the Success Milestone.  Such termination of the Agreement shall be effective upon such written notice and Sections 9.5, 9.6.1 and 10.1 shall apply following such termination, provided however, that BMS shall have no obligation to pay the Success Milestone payment following such termination of the Agreement by BMS.

8.2           Reduction or Termination of Research Program Upon Payment of Success Milestone Payment.  BMS shall have the right to reduce the scope of or terminate the Research Program, and accordingly reduce or terminate the further funding of Isis FTEs by BMS under Section 4 above, effective upon the [***]th day following written notice being given by BMS to Isis, which written notice by BMS may be given at any time following the first Compound becoming a Success Compound.  In addition, Section 3.5 of the Collaboration Agreement shall apply to each Research Year during the Extended Research Term, with the “Research Year” during the Extended Research Term being the 12 month period beginning on July 1, and each such Research Year being deemed to be a “1 year extension of the Research Term” for purposes of Section 3.5.  In addition, without limiting Section 3.5, the Parties may mutually agree in writing to reduce or change the scope of or terminate the Research Program (and accordingly reduce or terminate the further funding of Isis FTEs by BMS under Section 4 above).

8.3           For clarity, upon termination of the Collaboration Agreement pursuant to Article 9 of the Collaboration Agreement, BMS shall only be obligated to fund Isis FTEs under Section 4 above for the period prior to such termination (and shall have no obligation to fund Isis FTEs for the period thereafter).

9.             No Other Amendment; Continuation of the Collaboration Agreement.  This Amendment does not and shall not amend or modify the covenants, terms, conditions, rights and obligations of the Parties under the Collaboration Agreement except as specifically set forth herein.  The Collaboration Agreement shall continue in full force and effect in accordance with its terms as amended by this Amendment.

10.           Counterparts.  This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same instrument, and may be executed and delivered through the use of email of pdf copies of the executed Amendment.

*   *   *   signature page follows  *   *   *

IN WITNESS WHEREOF, the Parties hereto intending to be legally bound have caused this Amendment to be executed by their duly authorized representatives.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Arthur H. Bertelsen

Name:	Arthur H. Bertelsen

Title:	VP Research Collaborations

ISIS PHARMACEUTICALS, INC.

By:	/s/ B. Lynne Parshall

Name:	B. Lynne Parshall

Title:	Chief Operating Officer and CFO

Attachment A

Research Plan for Extended Research Program

[***]